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                                                                    EXHIBIT 11.1

Exhibit 11.1 Statement Re: Computation of Per-Share Earnings

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

                                                       Three Months Ended          Six Months Ended
                                                          December 31,               December 31,
                                                     -----------------------     ---------------------
                                                        1997         1996          1997         1996
                                                     ----------   ----------     ---------   ---------
   Basic
       Average common shares outstanding              9,145,911    9,138,653     9,188,072   9,134,560
                                                     ----------- ------------ ------------- -----------

       Net (Loss) income                             $(483,000)  $ 1,115,000   $(9,429,000) $2,405,000
                                                     ----------- ------------ ------------- -----------
       Per Share amount                              $   (0.05)  $      0.12   $    (1.03)  $     0.26
                                                     ----------- ------------ ------------- -----------

   Diluted
       Average common shares outstanding              9,145,911    9,138,653     9,188,072   9,134,560
       Net effect of dilutive options and
         warrants--based on treasury stock
         method using average market price                   --      913,416            --     887,462
                                                     ----------- ------------ ------------- -----------
                                                      9,145,911   10,052,069     9,188,072  10,022,022
                                                     ----------  -----------  ------------- -----------
       Net (Loss) income                             $ (483,000) $ 1,115,000   $(9,429,000) $2,405,000
                                                     ----------- ------------ ------------- -----------
       Per Share amount                              $    (0.05) $      0.11   $     (1.03) $     0.24
                                                     ----------- ------------ ------------- -----------
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